Exhibit 10.14

Date: 8 January, 2025

AGROZ GROUP SDN BHD

(Registration No. 202001037832 (1394153-D))

60-1 Jalan Delima 19/KS9,

Bandar Parklands,

41200 Klang,

Selangor Darul Ehsan

Attention: Gerard Lim Kim Meng

Dear Sirs,

RE:	SUPPLEMENTARY AGREEMENT TO THE SOFTWARE DEVELOPMENT AGREEMENT DATED 18 JANUARY 2023 (“SUPPLEMENTARY AGREEMENT”)

1.	We refer to the above matter and the Software Development Agreement entered between us dated 18 January 2023.

2.	Unless otherwise set out in this Supplementary Agreement, all terms and/or expressions defined or construed and/or references used in this letter agreement, shall bear the same meanings and construction as those defined and construed in the Software Development Agreement.

3.	Following the Software Development Agreement, the Parties hereby agree to enter into this Supplementary Letter to record the Parties’ mutual consent on the following variations and amendments:-

Amendment to Section 5 of the Software Development Agreement

Section 5 of the Software Development Agreement shall be amended and restated in its entirety as set forth below:

INTELLECTUAL PROPERTY RIGHTS: a) All intellectual property rights in the Software developed under this Agreement shall remain solely and exclusively vested with the Client. Under no circumstances shall any license, right, or permission be granted to the Developer or any third party to use, reproduce, distribute or otherwise exploit the intellectual property, whether in whole or in part, unless expressly authorized in writing by the Client. Any unauthorized use of the intellectual property shall constitute a violation of the Client’s rights and may result in legal action.

Amendment to Section 10 of the Software Development Agreement

Section 10 of the Software Development Agreement shall be amended and restated in its entirety as set forth below:

GOVERNING LAW: This document shall be governed by and construed in accordance with the laws of Malaysia.

4.	Save as amended herein, all other terms of the Software Development Agreement are hereby confirmed and shall continue to be in full force and effect.

5.	This Supplementary Letter may be executed in any number of counterparts, each of which when executed and delivered, shall be an original, but all of which when taken together shall constitute a single document.

6.	Kindly confirm your agreement to the above terms by signing the acknowledgement and acceptance portion of this Supplementary Letter, and returning the same to us.

Yours faithfully,

For and on behalf of

BRAIVEN CO LTD

/s/ Nattakorn Pattapeesin
Name:	Nattakorn Pattapeesin

Confirmation, acknowledgement and agreement

Date: 8 January 2025

BRAIVEN CO. LTD

307/175 Soi Charansanitwong 31,
Charansanitwong Road, Bangkhunsri,
Bangkoknoi, Bangkok, 10700

Attention:

RE:	SUPPLEMENTARY AGREEMENT TO THE SOFTWARE DEVELOPMENT AGREEMENT DATED 18 JANUARY 2023 (“SUPPLEMENTARY LETTER”)

We hereby confirm and acknowledge our agreement to and acceptance of the terms and conditions stipulated above in the Supplementary Letter dated 8 January 2025.

For and on behalf of

AGROZ GROUP SDN BHD

/s/ Gerard Kim Meng Lim
Name:	Gerard Kim Meng Lim
Chief Executive Officer